CUSIP No. 31810T101	Schedule 13G	Page 1 of 1

Exhibit 99

JOINT FILING AGREEMENT

 In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13G. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of February 11, 2025.

Sun Hung Kai & Co. Limited

/s/ Lee Sze Wai
By: Lee Sze Wai
Title: Company Secretary

Shipshape Investments Limited

/s/ Lee Sze Wai
By: Lee Sze Wai
Title: Company Secretary

Sun Hung Kai Strategic Capital Limited

/s/ Lee Sze Wai
By: Lee Sze Wai
Title: Company Secretary